EXHIBIT 23(j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 5, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-77767) of General Municcipal Money Market Funds, Inc.


                                        ERNST & YOUNG LLP

New York, New York
April 27, 1999